Exhibit 23










                  INDEPENDENT AUDITORS' CONSENT






The Board of Directors
Kestrel Energy, Inc.:


We consent to the incorporation by reference in the registration statements (No. 33-63171, 333-45587 and 333-51875) on Form S-8
and the registration statements (Nos. 33-89716 and 333-27769) on Form S-3 of Kestrel Energy, Inc. our report dated September 18, 1998, relating to the consolidated balance sheets of Kestrel Energy, Inc. and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1998, which report appears in the June 30, 1998 Annual Report on Form 10-K of Kestrel Energy, Inc.

Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED TO BE DISPOSED OF, in the year ended June 30, 1997.



                              /s/KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP


Denver, Colorado
October 5, 1998